Exhibit 99.1

NeoGenomics Reports 11% Revenue Growth to $106 Million
in the First Quarter

First-Quarter 2020 Highlights:

•Consolidated revenue increased 10.9% to $106.0 million
•Clinical Services revenue increased 7.9% to $93.0 million
•Pharma Services revenue increased 39.3% to $13.0 million
•Pharma Services backlog increased 46.5% to $147.7 million

Fort Myers, Florida (April 28, 2020) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of cancer-focused genetics testing services, today announced its first-quarter results for the period ended March 31, 2020.
“Our employees have worked with enormous dedication and professionalism to continue our essential testing service for cancer patients throughout this extraordinary time. We have been able to keep all of our main laboratory facilities open, and have maintained excellent quality and turn-around-time, without interruption or delay. I could not be more proud of our team.” said Douglas M. VanOort, Chairman and CEO of NeoGenomics. “Clearly, there has been a disruption in Oncology care like many other areas of our society. And while our business is not immune from the impact of COVID-19, it is certainly resilient. We are well positioned competitively, we fully believe in our growth potential and plans, and we are continuing to invest in important growth initiatives. Our long-term growth outlook remains compelling and we expect to emerge from this situation stronger than ever.”
First-Quarter Results
Consolidated revenue for the first quarter of 2020 was $106.0 million, an increase of 11% over the same period in 2019. Clinical Services revenue increased year-over-year by 8% to $93.0 million. This was driven by a clinical test volume(1) increase of 7% year over year. Average revenue per clinical test (“revenue per test”) increased slightly by 1% to $371. Pharma Services revenue grew by 39% to $13.0 million compared to the first quarter of 2019, primarily due to the January 10, 2020 acquisition of the Oncology Division assets of Human Longevity, Inc. (“HLI - Oncology”). Disruptions in volume stemming from the COVID-19 pandemic reduced growth in both Divisions.
Gross profit decreased slightly by $0.7 million, or 1.6%, compared to the first quarter of 2019, to $46.4 million. Gross margin declined to 43.7%, primarily due to higher average cost per test of Clinical Services and the timing of Pharma Services revenue. Average cost of goods sold per clinical test (“cost per test”) increased by 7% year-over-year, reflecting the impact of higher costs due to the integration of Genoptix and additional testing capacity which was unused due to the impact of COVID-19.

Operating expenses increased by $7.1 million, or 16%, compared to the first quarter of 2019, reflecting the impact of investments in research and development, informatics, growth initiatives and the acquisition of HLI - Oncology.
Net loss for the quarter was $7.0 million compared to net loss of $2.4 million for the first quarter of 2019.

Adjusted EBITDA(2) was $7.1 million for the quarter compared to $13.8 million in the first quarter of 2019. Adjusted Net (Loss) Income(2) was a loss of $2.2 million compared to income of $6.6 million in the first quarter of 2019.
Cash and cash equivalents, including restricted cash, was $125.0 million and days sales outstanding (“DSO”) was 86 days at the end of the first quarter of 2020.
____________________

(1) Clinical tests exclude tests performed for Pharma Services customers.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Net (Loss) Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
Conference Call
The Company has scheduled a webcast and conference call to discuss its first quarter results on Tuesday, April 28, 2020 at 08:30 AM EDT. Interested investors should dial (844) 602-0380 (domestic) and (862) 298-0970 (international) at least five minutes prior to the call. A replay of the conference call will be available until 08:30 AM EDT on May 12, 2020, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference access code is 33955. The webcast may be accessed under the Investor Relations section of our website at www.neogenomics.com. An archive of the webcast will be available until 08:30 AM EDT on April 28, 2021.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company's Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Ft. Myers and Tampa, Florida; Aliso Viejo, Carlsbad, Fresno and San Diego, California; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and CAP accredited laboratories in Rolle, Switzerland, and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia. For additional information about NeoGenomics, visit http://www.neogenomics.com/.

Forward Looking Statements
Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company's ability to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, as well as additional factors discussed under the heading "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2020. As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC. In addition, it is the Company's practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.
Forward-looking statements represent the Company's estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:
NeoGenomics, Inc.
William Bonello
Director, Investor Relations
(239) 690-4238 (w)
(239) 284-4314 (m)
bill.bonello@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2020 (Unaudited)	December 31, 2019
ASSETS
Cash and cash equivalents	$86,254	$173,016
Accounts receivable, net	99,972	94,242
Inventories	20,286	14,405
Other current assets	8,930	9,075
Total current assets	215,442	290,738
Property and equipment (net of accumulated depreciation of $74,441 and $68,809, respectively)	83,392	64,188
Operating lease right-of-use assets	49,084	26,492
Intangible assets, net	128,289	126,640
Goodwill	210,833	198,601
Restricted cash, non-current	38,738	—
Prepaid lease asset	3,316	—
Other assets	3,153	2,847
TOTAL ASSETS	$732,247	$709,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$53,203	$50,091
Short-term portion of financing obligations	9,941	10,432
Short-term portion of operating leases	4,505	3,381
Total current liabilities	67,649	63,904

Long-term portion of financing obligations	93,033	95,028
Long-term portion of operating leases	45,910	24,034
Deferred income tax liability, net	16,377	15,566
Other long-term liabilities	4,235	3,566
Total long-term liabilities	159,555	138,194
TOTAL LIABILITIES	$227,204	$202,098

TOTAL STOCKHOLDERS’ EQUITY	$505,043	$507,408
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$732,247	$709,506

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
NET REVENUE:
Clinical Services	$92,982	$86,210
Pharma Services	13,048	9,367
Total revenue	106,030	95,577

COST OF REVENUE	59,661	48,462
GROSS PROFIT	46,369	47,115

Operating expenses:
General and administrative	36,344	32,142
Research and development	2,060	1,209
Sales and marketing	13,258	11,216
Total operating expenses	51,662	44,567
(LOSS) INCOME FROM OPERATIONS	(5,293)	2,548

Interest expense, net	819	1,826
Other (income) expense	(223)	5,169
Loss before taxes	(5,889)	(4,447)
Income tax expense (benefit)	1,089	(2,023)
NET LOSS	$(6,978)	$(2,424)

NET LOSS PER SHARE
Basic	$(0.07)	$(0.03)
Diluted	$(0.07)	$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	104,484	94,740
Diluted	104,484	94,740

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
CASH FLOWS FROM OPERATING ACTIVITIES	2020	2019
Net loss	$(6,978)	$(2,424)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,240	5,271
Loss on disposal of assets	17	156
Amortization of intangibles	2,452	2,559
Amortization of debt issue costs	70	150
Non-cash stock-based compensation	2,186	2,139
Non-cash operating lease expense	2,021	1,141
Changes in assets and liabilities, net	(12,941)	(2,895)
Net cash (used in) provided by operating activities	$(6,933)	$6,097

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(4,708)	(3,196)
Business acquisition	(37,000)	—
Net cash used in investing activities	$(41,708)	$(3,196)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing obligations	(1,598)	(1,797)
Repayment of term loan	(1,250)	(1,968)
Issuance of common stock, net	3,465	4,248
Net cash provided by financing activities	$617	$483
Net change in cash, cash equivalents and restricted cash	$(48,024)	$3,384

Cash, cash equivalents and restricted cash, beginning of period	173,016	9,811
Cash, cash equivalents and restricted cash, end of period	$124,992	$13,195

Reconciliation of cash, cash equivalents and restricted cash to the Consolidated Balance Sheets:
Cash and cash equivalents	$86,254	$13,195
Restricted cash, non-current	38,738	—
Total cash, cash equivalents and restricted cash	$124,992	$13,195

Use of Non-GAAP Financial Measures
The Company’s financial results and financial guidance are provided in accordance with GAAP and using certain non-GAAP financial measures. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, and not as a substitute for, the Company’s financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of the Company’s recorded costs against its net revenue. In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non-GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by NeoGenomics as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) non-cash impairments of intangible assets, (vii) debt financing costs, (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Net (Loss) Income

“Adjusted Net (Loss) Income” is defined by NeoGenomics as net income available to common shareholders from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash stock-based compensation expense, and, if applicable in a reporting period, (iii) acquisition and integration related expenses, (iv) non-cash impairments of intangible assets, (v) debt financing costs, (vi) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Diluted EPS

“Adjusted Diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. Adjusted diluted shares outstanding is the sum of diluted shares outstanding and the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period. In addition, if GAAP net income is negative and adjusted net (loss) income is positive, adjusted diluted shares will also include any options or warrants that would be outstanding as dilutive instruments using the treasury stock method.

Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2020	2019
Net loss (GAAP)	$(6,978)	$(2,424)
Adjustments to net income:
Interest expense, net	819	1,826
Income tax expense (benefit)	1,089	(2,023)
Amortization of intangibles	2,452	2,559
Depreciation	6,240	5,271
EBITDA (non-GAAP)	$3,622	$5,209
Further adjustments to EBITDA:
Acquisition and integration related expenses	1,296	1,266
Other significant non-recurring (income) expenses	(30)	5,145
Non-cash, stock-based compensation expense	2,186	2,139
Adjusted EBITDA (non-GAAP)	$7,074	$13,759

Reconciliation of GAAP Net Loss Available to Common Stockholders to Non-GAAP Adjusted Net (Loss) Income and GAAP EPS to Non-GAAP Adjusted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Net loss (GAAP)	$(6,978)	$(2,424)
Adjustments to net loss, net of tax:
Amortization of intangibles	1,937	2,022
Non-cash stock-based compensation expense	1,847	1,959
Acquisition and integration related expenses	1,024	1,000
Other significant non-recurring expenses	(24)	4,065
Adjusted net (loss) income (non-GAAP)	$(2,194)	$6,622

Net loss per common share (GAAP)
Diluted EPS	$(0.07)	$(0.03)
Adjustments to diluted loss per share:
Amortization of intangibles	0.02	0.02
Non-cash stock-based compensation expense	0.02	0.02
Acquisition and integration related expenses	0.01	0.01
Other significant non-recurring expense	—	0.04
Rounding and impact of stock options in adjusted diluted shares in net loss periods (3)	—	0.01
Adjusted diluted EPS (non-GAAP)	$(0.02)	$0.07

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	104,484	94,740
Options and restricted stock not included in GAAP diluted shares (using treasury stock method)	—	3,770
Adjusted diluted shares outstanding (non-GAAP)	104,484	98,510

(3) This adjustment is for rounding and, in those periods in which there is a net loss, will also compensate for the effects of the treasury stock impact of outstanding stock options in the Adjusted Diluted Shares outstanding, which are not included in GAAP Diluted Shares outstanding.

Supplemental Information
Segment Revenue, Cost of Revenue and Gross Profit
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2020	2019	% Change
Clinical Services:
Clinical Revenue	$92,982	$86,210	7.9%
Cost of revenue	48,923	42,651	14.7%
Gross profit	$44,059	$43,559	1.1%
Gross margin	47.4%	50.5%

Pharma Services:
Pharma Revenue	$13,048	$9,367	39.3%
Cost of revenue	10,738	5,811	84.8%
Gross profit	$2,310	$3,556	(35.0)%
Gross margin	17.7%	38.0%

Supplemental Information
Clinical (3) Requisitions Received, Tests Performed, Revenue and Cost of Revenue
(Unaudited)

	Three Months Ended March 31,
	2020	2019	% Change
Clinical Services:
Requisitions (cases) received	144,319	137,111	5.3%
Number of tests performed	250,376	234,317	6.9%
Average number of tests/requisitions	1.73	1.71	1.2%

Average revenue/requisition	$644	$629	2.4%
Average revenue/test	$371	$368	0.8%

Average cost/requisition	$339	$311	9.0%
Average cost/test	$195	$182	7.1%

(3) Clinical tests exclude tests performed for Pharma Services customers.